Exhibit 10.2

Execution Version

SECOND AMENDMENT TO
CONTRIBUTION AND SUBSCRIPTION AGREEMENT

This SECOND AMENDMENT TO CONTRIBUTION AND SUBSCRIPTION AGREEMENT (this “Amendment’), dated as of March 31, 2006, is entered into by and among Pinnacle Gas Resources, Inc., a Delaware corporation (the “Company”), CCBM, Inc., a Delaware corporation (“CCBM”), U.S. Energy Corp., a Wyoming corporation (“US Energy”), Crested Corp., a Colorado corporation (“Crested”), and each of the CSFB Parties (as defined in the Contribution and Subscription Agreement (defined herein), and collectively with CCBM, US Energy and Crested, the “Investors”).

W I T N E S SE T H:

WHEREAS, the Company, CCBM, Rocky Mountain Gas, Inc., a Wyoming corporation (“RMG”), and the CSFB Parties (collectively, the “Parties”) are parties to that certain Contribution and Subscription Agreement, dated as of June 23, 2003 and amended by an Amendment to Contribution and Subscription Agreement dated August 9, 2005 (as so amended, the “Contribution and Subscription Agreement”); and

WHEREAS, the Parties desire to amend certain terms of the Contribution and Subscription Agreement.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

Definitions

All capitalized terms used in the recitals above and the succeeding provisions of this Amendment which are not defined herein shall have the meaning ascribed to such terms in the Contribution and Subscription Agreement, as amended by this Amendment. All sections referred to in this Amendment shall be references to sections in the Contribution and Subscription Agreement unless otherwise noted.

ARTICLE 2

Amendments

2.1 Section 2.3 is hereby amended by adding the following after subsection (e):

(f) Effective as of the closing of the first Private Offering (as defined below) after the date hereof (such closing date, the “Exercise Date”), the options to purchase Additional Shares shall be exercised, and hereby will be deemed exercised, in full by each of (i) CCBM or any of its Permitted Transferees, in the case of the option described in Section 2.3( a), and (ii) US Energy, Crested or any

of their Permitted Transferees, in the case of the option described in Section 2.3(b), on a “cashless” net exercise basis, in which case the Company will issue to the holder of the option the number of shares of Common Stock computed using the following formula:

X = Y(A-B)
A

Where:

X = number of shares of Common Stock to be issued to the option holder upon exercise of the option;

Y = total number of shares of Common Stock purchasable under the option;

A = the Current Market Price of one share of Common Stock; and

B = the Tranche A Price, to the extent the option relates to the Tranche A Shares, and the Tranche B Price, to the extent the option relates to the Tranche B Shares; provided, however, that the Tranche A Price and the Tranche B Price shall each be adjusted to take into account the 25-for-1 stock split with respect to the Company’s Common Stock in the form of a stock dividend of twenty-four (24) shares of Common Stock on each outstanding share of Common Stock, payable by distribution of newly issued shares.

For purposes of this Section 2.3, “Current Market Price” means the price at which shares of Common Stock are offered and sold in the Private Offering. “Private Offering” means a private placement of the Common Stock of the Company to “qualified institutional buyers” pursuant to Rule 144A and/or to “accredited investors” pursuant to Regulation D with net proceeds to the Company of not less than $100.0 million.

(g) Within three days after the Exercise Date, the Company, at its expense, shall cause to be issued in the name of, and delivered to, the option holder, or, subject to compliance with the provisions of this Agreement and the Securityholders Agreement, as the option holder (upon payment by the option holder of any applicable transfer taxes) may direct, a certificate(s) for the number of full shares of Common Stock to which the option holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the option holder would otherwise be entitled, cash.

ARTICLE 3

Miscellaneous

3.1 Descriptive Headings. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

3.2 Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas, without giving effect to the choice of law or conflicts principles thereof.

3.3 Counterparts. This Amendment may be executed by the parties hereto on separate counterparts (including by facsimile), and such counterparts taken together shall be deemed to constitute one and the same instrument.

3.4 Notices. All communications and notices to the parties hereunder shall be given as provided in the Contribution and Subscription Agreement.

3.5 Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Amendment is held to be prohibited or unenforceable in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.6 Further Assurances. In connection with this Amendment and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Amendment and those transactions.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

PINNACLE GAS RESOURCES, INC.

By: /s/ Peter G. Schoonmaker
Name: Peter G. Schoonmaker
Title: Chief Executive Officer and President

CCBM, INC.

By: By: /s/ S.P. Johnson
Name: S.P. Johnson
Title: President

U.S. ENERGY CORP.

By: /s/ Keith G. Larson
Name: Keith G. Larson
Title: Chief Executive Officer

CRESTED CORP.

By: /s/ Keith G. Larson
Name: Keith G. Larson
Title: Co-Chairman

MILLENNIUM PARTNERS II, L.P.

By:	DLJ Merchant Banking III, Inc.,
as Managing General Partner

By: /s/ Michael S. Isikow
Name: Michael S. Isikow
Title: Principal

DLJ MERCHANT BANKING III, INC.,
as Advisory General Partner on behalf of DLJ
Offshore Partners III, C.V.

By: /s/ Michael S. Isikow
Name: Michael S. Isikow
Title: Principal

DLJ MERCHANT BANKING III, INC.,
as Advisory General Partner on behalf of DLJ
Offshore Partners III-1, C.V. and as attorney-in-
fact for DLJ Merchant Banking III, L.P., as
Associate General Partner of DLJ Offshore Partners
III-1, C.V.

By: /s/ Michael S. Isikow
Name: Michael S. Isikow
Title: Principal

DLJ MERCHANT BANKING III, INC.,
as Advisory General Partner on behalf of DLJ
Offshore Partners III-2, C.V. and as attorney-in-
fact for DLJ Merchant Banking III, L.P., as
Associate General Partner of DLJ Offshore Partners
III-2, C.V.

By: /s/ Michael S. Isikow
Name: Michael S. Isikow
Title: Principal

DLJ MERCHANT BANKING PARTNERS III, L.P.

By:	DLJ Merchant Banking III, Inc.,
as Managing General Partner

By: /s/ Michael S. Isikow
Name: Michael S. Isikow
Title: Principal

DLJ MB PARTNERS III GMBH & CO. KG

By:	DLJ Merchant Banking III, L.P.,
as Managing Limited Partner
By: DLJ Merchant Banking III, Inc.,
as General Partner

By: /s/ Michael S. Isikow
Name: Michael S. Isikow
Title: Principal

By: DLJ MB GmbH, as General Partner

By: /s/ Michael S. Isikow
Name: Michael S. Isikow
Title: Director

MBP III PLAN INVESTORS, L.P.

By:	DLJ LBO Plans Management Corporation II, as General Partner

By: /s/ Michael S. Isikow
Name: Michael S. Isikow
Title: Vice President